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                                                                     Exhibit 4.5

                        SAVINGS PLAN FOR THE EMPLOYEES OF
                                ETHYL CORPORATION
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

                                  AMENDMENT #1

         Article VI is amended, effective January 1, 2002, to revise the vesting schedule set forth in Plan section 7.02(d), to read as follows:

                   Completed             Vested Percentage
                Years of Service            of Accounts
                ----------------            -----------
                  Less than 2                    0%
               2 but less than 3                40%
               3 but less than 4                60%
               4 but less than 5                80%
                  5 or more                    100%

         As evidence of its adoption of this Amendment No. 1, Ethyl Corporation has caused this instrument to be executed by a duly authorized officer on this 14th day of August, 2002.

                                            ETHYL CORPORATION


                                            By:  /s/ Bruce Hazelgrove
                                                ----------------------------
                                                     Bruce Hazelgrove